                                                                     EXHIBIT 5.1

                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                                      June 20, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:  WHX Corporation Registration Statement on Form S-8
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Ladies and Gentlemen:

            We have acted as counsel for WHX Corporation, a Delaware corporation
(the "Company"), in connection with the preparation and filing of a Registration
Statement on Form S-8 (the  "Registration  Statement")  with the  Securities and
Exchange  Commission,  with respect to the registration under the Securities Act of 1933, as amended,  of an aggregate of 250,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common  Stock"),  to be issued pursuant to the WHX Corporation 2003 Incentive Stock Plan (the "Plan").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Company, as amended,  the Plan, the documents to be sent or given to participants in the Plan, the Registration Statement and such other documents and  certificates  as we have  deemed  appropriate  as the basis for the opinion hereinafter  expressed.  We have also relied upon representations and statements of officers and representatives of the Company.  In making such examination,  we have  assumed  the  genuineness  of  all  signatures,  the  authenticity  of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

            We are members of the Bar of the State of New York.  This opinion is limited to the  Federal  laws of the United  States and the laws of the State of
New York.

            We  advise  you that  certain  partners  of  Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP beneficially own shares, or options to purchase shares, of Common Stock of the Company.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal Matters" in the Registration Statement. We are delivering this opinion to the Company, and no person other than the Company may rely on it.

                              Very truly yours,

                              /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
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                              Olshan Grundman Frome Rosenzweig & Wolosky LLP